                                                                    EXHIBIT 3.44

APPLICANT'S ACCOUNT NO.__________            FILED THIS              [ILLEGIBLE]
                                             OCTOBER, 1982, A.D.
DSCB-BCL-204 (REV. 8-72)                     COMMONWEALTH OF PENNSYLVANIA
                                             DEPARTMENT OF STATE

FILING FEE: $75
AIB-7
                         ______________________________

ARTICLES OF               COMMONWEALTH OF PENNSYLVANIA
INCORPORATION-                 DEPARTMENT OF STATE
DOMESTIC BUSINESS              CORPORATION BUREAU
CORPORATION

                                SECRETARY OF THE COMMONWEALTH   [ILLEGIBLE]
_______________________________

         In compliance with the requirements of section 294 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. Section 1204) the Undersigned, desiring to be incorporated as a business Corporation, hereby certifies (certify) that;

1.       The name of the corporation is:

                 METALCHEM, INC.

2. The location and post office address of the initial registered office of the corporation in This Commonwealth is:

        1725 Washington Road, Suite 102
________________________________________________________________________________
           (NUMBER)                                        (STREET)

          Pittsburgh                       Pennsylvania      15241
________________________________________________________________________________
                    (CITY)                                     (ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including, but not limited to the brokerage of secondary metals and metallic residues for domestic and foreign consumption.

4.       The term for which the corporation is to exist is: perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:

            100,000 shares of common stock with a par value of $1.00 per share.

         6. The shareholders of the corporation shall have preemptive rights to subscribe to any or all issues of shares or securities of the corporation.

         7. The shareholders of the corporation shall not have cumulative voting rights.

                                     form 4

8. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

                                          ADDRESS
        NAME               (INCLUDING STREET AND NUMBER, IF ANY)      NUMBER AND CLASS OF SHARES
Bruce G. Gabler, Esq.      Suite 210                                         One share of
                           Two Chatham Center                                common stock.
                           Pittsburgh, Pennsylvania 15219

         IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 4th day of October, 1982.

/s/ Bruce G. Gabler
---------------------------           (SEAL) ____________________________(SEAL)
Bruce G. Gabler, Esquire
                                             ____________________________(SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

         A. For general instructions relating to the incorporation of business corporation see 19 Pa. Code Ch.35 (relating to business corporations generally). These instructions relate to such matters as corporate name stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting For election of directors, etc.

         B. One or more corporations or natural persons of full age may incorporate a business corporation.

         C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 ... etc.

         D.       The following shall accompany this form:

                  (1) Three copies of Form DSCB:BCL-206 (Registry Statement Domestic or Foreign Business Corporation).

                  (2) Any necessary copies of Form DSCB:I7.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

                  (3)      Any necessary governmental approvals.

         E. BCL Section 205 (15 Pa. S. Section 1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

            IN RE:  CORPORATE CHAPTER - METALCHEM, INC.

                                                           NO _____________


           PROOF OF PUBLICATION OF NOTICE IN PITTSBURGH LEGAL JOURNAL UNDER ACT OF MAY 16, 1929, P.L. 1784, AS LAST AMENDED BY ACT 520, OF
                               JULY 5, 1947.

State of Pennsylvania,
                         }  ss.:
County of Allegheny,

         WILLIAM A. HUDSON, a designated agent of the Publisher of the PITTSBURGH LEGAL JOURNAL, being duly sworn, deposes and says that the PITTSBURGH LEGAL JOURNAL is a legal newspaper which is published by The Allegheny County Bar Association at the offices of its printer, 620 Second Avenue, Pittsburgh, Allegheny County, Pennsylvania; and that the PITTSBURGH LEGAL JOURNAL was established as a weekly newspaper on April 23, 1853, and as a daily legal newspaper on January 4, 1926, since which date said daily legal newspaper has been regularly issued in said County, and that a copy of the printed notice or publication which is attached hereto is exactly the same as it was printed and published in the regular editions and issues of the said daily legal newspaper on the following dates, viz:

________________________________________________________________________________

_________________________________________ and the 22nd day of October, A.D. 1982

         Affiant further deposes that he is an agent duly authorized by the publisher of said PITTSBURGH LEGAL JOURNAL, to verify the foregoing statement under oath and also declares that affiant is not interested in the subject matter of the aforesaid notice or publication, and that all allegations in the foregoing statement as to time, place and character of publication are true.

COPY OF NOTICE OR PUBLICATION

[ILLEGIBLE]

      /s/ William A. Hudson
---------------------------------------------------------------------------
William A. Hudson, Agent for the Publisher of the Pittsburgh Legal Journal.

Sworn to and subscribed before me this
22nd day of October, 1982

/s/ Elizabeth M. Keib
------------------------------------------------
ELIZABETH M. KEIB,
Notary Public Pittsburgh, Allegheny County, Pa.
My Commission Expires April 7, 1986.

STATEMENT OF ADVERTISING COSTS

Corcoran, Hardesy, Ewart, Whyte and Polito, P.C.
Attn: Bruce G. Gabler, Esquire
Suite 210, Two Chatham Center
Pittsburgh, Pennsylvania 15219
  To PITTSBURGH LEGAL JOURNAL, DR.

For publishing the notice or advertisement
   attached hereto on the above stated dates...................   $ 71.30

Probating same ................................................   $  1.00
                                                                  -------
         Total ................................................   $ 72.30

PITTSBURGH LEGAL JOURNAL

                   PUBLISHER'S RECEIPT FOR ADVERTISING COSTS

         The PITTSBURGH LEGAL JOURNAL hereby acknowledges receipt of the aforesaid advertising and publication costs, and certifies that the same have been fully paid.

Business Office--620 Second Avenue                PITTSBURGH LEGAL JOURNAL
       Pittsburgh, Pa. 15219
Established 1853--Phone 261-6556            By _________________________________
                                                              By [ILLEGIBLE]
                                                                 ---------------

         I hereby certify that the foregoing is the original Proof of Publication and Receipt for the Advertising costs in the subject matter of said notice.

                                               _________________________________
                                                Attorney for

No______________________________________ Term 19_____________

____________________________________________________ Court of

            Allegheny County, Pennsylvania

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

                     PITTSBURGH LEGAL JOURNAL

                       PROOF OF PUBLICATION

                                and

                  RECEIPT FOR ADVERTISING COSTS

                                of

_____________________________________________________________

_____________________________________________________________

Filed __________________________________________, 19_________

Attorney for ________________________________________________

                                        No.________________ Terms, 19___________

        PROOF OF PUBLICATION OF NOTICE IN POST-GAZETTE AND SUN-TELEGRAPH

 Under Act No. 587, Approved May 16,1929, P.L. 1784, as last amended by Act No.
                            409 of September 29,1951

State of Pennsylvania, County of Allegheny, ss: P. Howard, being duly sworn, deposes and says that the Post-Gazette and Sun-Telegraph, a newspaper of general circulation published in the City of Pittsburgh, County and State aforesaid, was established in 1960 and the Pittsburgh Post-Gazette was established in 1927 by the merging of the Pittsburgh Gazette established in 1786 and the Pittsburgh Post, established in 1842, since which date the said Post-Gazette and Sun-Telegraph has been regularly issued in said County and that a copy of said printed notice or publication is attached hereto exactly as the same was printed and published in the regular editions and issues of the said Post-Gazette and Sun-Telegraph, a newspaper of general circulation on the following dates, viz:

________________________________________________________________________________

________________________________________________________________________________

and the 25th, day of October, A.D. 1982.

         Affiant further deposes that he/she is an agent for the Pittsburgh Press Company, a corporation and agency of PG Publishing Company, a corporation and publisher of the Post-Gazette and Sun-Telegraph; that, as such agent, affiant is duly authorized to verify the foregoing statement under oath; that affiant is not interested in the subject matter of the aforesaid notice or publication; and that all allegations in the foregoing statement as to time, place and character of publication are true.

             /s/ P. Howard
-----------------------------------------------------------------

Pittsburgh Press Company, agency of PG Publishing Company
Sworn to and subscribed before me this 25th, day of October, 1982.

                    /s/ Mary E. Wazenegger
                    --------------------------------------------
                    MARY E. WAZENEGGER, Notary Public
                        Pittsburgh, Allegheny County, Pa.
                      My Commission Expires February 18, 1984

                         STATEMENT OF ADVERTISING COSTS
         Bruce Gabler
         Suite 210,  Two Chatham Center
         Pittsburgh, Pa.  15219

        To Pittsburgh Press Company, agency of
          Post-Gazette and Sun-Telegraph, Dr.

For publishing the notice or advertisement attached
    hereto on the above stated dates ...............    $  __________

Probating same .....................................    $  __________

        Total  .....................................    $  76.65

                         COPY OF NOTICE OR PUBLICATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   PUBLISHER'S RECEIPT FOR ADVERTISING COSTS

         Pittsburgh Press Company, agency of THE PG PUBLISHING COMPANY, publisher of the Post-Gazette and Sun-Telegraph, a newspaper of general circulation, hereby acknowledges receipt of the aforesaid advertising and publication costs and certifies that the same have been fully paid.

          Office           Pittsburgh Press Company, agency of PG PUBLISHING
  Boulevard of the Allies  COMPANY, a Corporation, Publisher of Post-Gazette
PITTSBURGH, PA. 15230      and Sun-Telegraph, a Newspaper of General Circulation
  Phone 263-1338

                                            By _________________________________

         I hereby certify that the foregoing is the original Proof of Publication and Receipt for the Advertising costs in the subject matter of said notice.

                                               _________________________________
                                                          Attorney for